UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Broadmark Realty Capital Inc. (the “Company”) approved the annual base salaries set forth in the table below, effective as of January 1, 2021, for each of the Company’s executive officers. Based on a review conducted by an independent compensation consultant of executive compensation at a peer group of companies in connection with the Compensation Committee's annual review of executive compensation, the prior base salaries of the Company’s executive officers were below market for the Company’s peer group. The executive officer salary adjustments are being made by the Compensation Committee, among other reasons, to better align base salaries of the Company’s executive officers closer to the median of the peer group. The annual base salary for the Company’s Chief Executive Officer was also approved by the independent directors of the Board on the recommendation of the Compensation Committee.

Executive Officer	2021 Base Salary
Jeffrey B. Pyatt, Chief Executive Officer	$650,000
David Schneider, Chief Financial Officer	$370,000
Linda D. Koa, Chief Operating Officer	$345,000
Nevin Boparai, Chief Legal Officer	$365,000
Daniel Hirsty, Chief Credit Officer	$300,000

Also on January 22, 2021, the Compensation Committee recommended, and the Board approved, the Broadmark Realty Capital Inc. Executive Officer Annual Cash Bonus Plan (the “Annual Bonus Plan”). The Company’s executive officers are eligible to participate in the Annual Bonus Plan, which is effective for fiscal year 2021 and each fiscal year thereafter. For each fiscal year, the Compensation Committee or the Board will establish for each participant (i) a range of annual cash bonus opportunities as percentage of annual base salary, (ii) performance measures, which may include, but are not limited to, any combination of those specified measures set forth in the Annual Bonus Plan (including subjective assessments of an individual’s performance), (iii) specific quantitative and/or qualitative performance goals for each performance measure, and (iv) the relative weighting of the performance measures, which may differ by participant. Following the completion of each fiscal year, the Compensation Committee or the Board will review the level of performance achieved by the Company and the participant relative to such variables and determine the amount of the annual cash bonus for the fiscal year earned by each participant.

The foregoing description of the Annual Bonus Plan is qualified in its entirely by reference to the actual terms of the Annual Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Broadmark Realty Capital Inc. Executive Officer Annual Cash Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
Name: Nevin Boparai
Title: Executive Vice President and Chief Legal Officer

Date: January 27, 2021